SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is executed by and among LOTHIAN OIL INC. (“Subordinated Lender”) and UNITED HERITAGE CORPORATION and UHC NEW MEXICO CORPORATION (collectively, “Borrower”) and Sterling Bank, a Texas state chartered bank (“Senior Lender”), dated June 16, 2006, to be effective as of March 31, 2006.

RECITALS:

A.  Borrower executed a promissory note dated October 7, 2005, made payable to the order of Subordinated Lender in the original principal amount of $4,000,000.00 (the “Subordinated Note”). The Subordinated Note evidences a $4,000,000.00 extension of credit from Subordinated Lender to Borrower pursuant to that certain Secured Credit Agreement dated effective October 7, 2005 (the “Subordinated Credit Agreement”).

B.  Borrower, Subordinated Lender, and certain other affiliates of Borrower and Senior Lender entered into an Amended and Restated Credit Agreement dated the same date as this Agreement (as amended, restated, or supplemented, the “Credit Agreement”) under which Senior Lender has agreed to extend credit to Borrower and certain other affiliates of Borrower in the form of a revolving credit facility.

C.  As an inducement and a condition to Senior Lender extending credit to Borrower, Senior Lender has required that Subordinated Lender agrees to the terms and conditions of and execute and deliver, this Agreement.

AGREEMENTS:

In consideration of the mutual covenants and promises of this Agreement, and for other consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Subordinated Lender and Senior Lender agree as follows:

1.  Definitions. Unless otherwise defined in this Agreement or unless the context requires otherwise, each capitalized term used in this Agreement has the meaning given such term in the Credit Agreement. As used in this Agreement:

Debt means (without duplication), for any Person, (a) all obligations required by GAAP to be classified upon such Person’s balance sheet as liabilities, (b) liabilities to the extent secured (or for which and to the extent the holder of the Debt has an existing right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) capital leases and other obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, and (d) all guaranties, endorsements, letters of credit, and other contingent liabilities with respect to Debt or obligations of others. For purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

Debtor Relief Laws means Title 11 of the United States Code, as amended from time to time, and any and all applicable laws regarding liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, suspension of payments, insolvency, reorganization, or similar laws affecting the rights of creditors generally, as in effect from time to time and as hereafter amended.

Event of Default means an “Event of Default” under and as defined in the Credit Agreement.

GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

Governmental Authority means nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

Person means any individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, syndicate, Governmental Authority or other entity or organization of whatever nature.

Senior Debt means the “Obligations” under and as defined in the Credit Agreement.

Senior Loan Documents means the Credit Agreement, the Senior Security Documents, the promissory note evidencing the Senior Debt, and all related agreements, documents and instruments.

Senior Security Documents is defined in Section 2.

Subordinated Debt means the principal of and interest on the Subordinated Note and all other Debt of Borrower to Subordinated Lender, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due whether evidenced in writing or not, together with all costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof, and including, without limitation, interest thereon after the commencement of any proceedings under any Debtor Relief Laws.

Subordinated Loan Documents means the Subordinated Credit Agreement, the Subordinated Note and the Subordinated Security Documents.

Subordinated Note means that certain promissory described in the first recital above.

Subordinated Security Documents is defined in Section 2.

2.  Subordination. Until the Senior Debt is paid in full and the Credit Agreement has been irrevocably terminated, (a) any payment or distribution in respect of the Subordinated Debt is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Debt outstanding from time to time, (b) except as expressly provided in Section 3 hereof, Subordinated Lender may not receive or accept any payment in any form with respect to the Subordinated Debt and (c) any liens or security interests now or hereafter securing payment of any and all Subordinated Debt, including, without limitation, in connection with those certain security instruments securing the Subordinated Debt described on Exhibit B attached hereto (collectively the “Subordinated Security Documents”), are expressly subordinated to the liens and security interests now or hereafter securing the Senior Debt, including, without limitation, in connection with that certain Deed of Trust and other security instruments securing the Senior Debt described on Exhibit A attached hereto (collectively the “Senior Security Documents”), which Senior Security Documents cover all assets now owned and hereafter-acquired of Borrower; in each case, including all other notes and security instruments executed in connection therewith, and each amendment, extension, refinancing, restatement or other modification thereof. The Subordinated Lender hereby agrees that they will not obtain additional liens or security interests on assets of any Borrower to secure the Subordinated Debt other than pursuant to the Subordinated Security Documents described on Exhibit B attached hereto. The scheduled maturity date under the Subordinated Note may not be sooner than three (3) months after the maturity date of the Senior Debt.

3.  Payment on Subordinated Debt.

(a)  If, but only if, the Interest Payment Conditions (as hereinafter defined in this Section 3) are satisfied, Borrower may pay Subordinated Lender accrued interest payments (but not payments of principal) on the Subordinated Note pursuant to the terms thereof (the “Permitted Interest Payments”). The term, “Interest Payment Conditions,” as used herein, means that: (i) no Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing, and (ii) no Default or Event of Default would result from the making of any such Permitted Interest Payment. If the Interest Payment Conditions are not satisfied with respect to any calendar month, such that the Permitted Interest Payments attributable to such calendar month may not be made pursuant to this Agreement, then such Permitted Interest Payments shall continue to be an obligation of Borrower to Subordinated Lender subject to the terms of this Agreement. If the Interest Payment Conditions are not satisfied with respect to any calendar month, resulting in the Permitted Interest Payments for that month not being made, then at the end of any subsequent calendar month, if the Interest Payment Conditions are satisfied based on a cumulative calculation that includes all unpaid Permitted Interest Payments, then the sum of the unpaid Permitted Interest Payments for all such previous calendar months may be paid. Principal payments may not be made until the Senior Debt is paid in full and the Senior Credit Agreement has been irrevocably terminated.

(b)  If Subordinated Lender receives any payment or distribution in respect of the Subordinated Debt, or any part thereof, in violation of this Agreement, Subordinated Lender shall hold any amount so received in trust for Senior Lender and will promptly turn over such payment to Senior Lender, in the form received (with any necessary endorsements), to be applied to the Senior Debt.

4.  Proceedings Against Borrower or any Guarantor. Until the Senior Debt is paid in full and the Credit Agreement irrevocably terminated, Subordinated Lender may not, without the consent of the Senior Lender (which consent will not reasonable withheld),

(a)  exercise any remedies, or commence any action or proceeding (or join with any other creditor in commencing any action or proceeding, including an action or proceeding under any Debtor Relief Law) to recover all or any part of the Subordinated Debt from Borrower or from any guarantor of the Subordinated Debt or any Subsidiary of Borrower or

(b)  exercise any remedies, or commence any action or proceeding against Borrower or any assets of Borrower to foreclose, levy or realize against any assets of Borrower, including, without limitation, pursuant to the Subordinated Security Documents, or otherwise take any action or pursue any remedies which are available to the Senior Lender under Senior Security Documents.

5.  Waiver and Subrogation. Subordinated Lender hereby waives and agrees not to assert against Senior Lender any rights which a guarantor or surety of Debt of any Borrower could assert. Notwithstanding the immediately preceding sentence, nothing in this Agreement shall cause Subordinated Lender to be deemed or treated as a guarantor or surety. Subordinated Lender shall be subrogated, to the extent of any amounts required to be paid over to Senior Lender pursuant to the terms of this Agreement, to all rights of Senior Lender to receive any payments or distributions applicable to the Senior Debt; provided, however, that Subordinated Lender may not enforce such rights until all of the Senior Debt has been paid in full and the Credit Agreement has been irrevocably terminated.

6.  Debtor Relief Laws. In the event of any proceedings under any Debtor Relief Laws involving Borrower (other than in the capacity of a creditor), Subordinated Lender may, to the extent applicable, and at Senior Lender’s request shall, file any claims, proofs of claim, or other instruments of similar character necessary to (a) have its claim allowed, or (b) enforce the obligation of Borrower, in each case with respect to the Subordinated Debt. If Subordinated Lender does not file such claim, proof of claim or other instrument of similar character within 20 days prior to the bar date or other deadline for filing such claim, proof of claim, or instrument, Senior Lender may, as attorney-in-fact for Subordinated Lender, with full power of substitution, and Subordinated Lender hereby appoints Senior Lender attorney-in-fact for Subordinated Lender, file any such claim, proof of claim, or other instrument of similar character on behalf of Subordinated Lender.

7.  Acceleration. Without limiting in any manner the subordination as set forth in Section 2, if any Senior Debt becomes due and payable by acceleration or upon its final maturity, no payment or distribution shall thereafter be made on account of the Subordinated Debt until all Senior Debt has been paid in full and the Credit Agreement has been irrevocably terminated.

8.  No Impairment. Senior Lender may, at any time and from time to time, without the consent of or notice to Subordinated Lender, without incurring responsibility to Subordinated Lender, and without impairing or releasing any of Senior Lender’s rights, or any of the obligations of Subordinated Lender under this Agreement:

(a)  change the amount, manner, place, or terms of payment, or change or extend the time of payment of or renew or alter all or any part of the Senior Debt or amend, modify, supplement, or restate, any of the Loan Documents in any manner whatsoever;

(b)  sell, exchange, release, or otherwise deal with all or any part of any property pledged or mortgaged to secure all or any part of the Senior Debt;

(c)  release anyone liable in any manner for the payment or collection of all or any part of the Senior Debt;

(d)  exercise or refrain from exercising any rights against the Borrower, any of it Subsidiaries and others; and

(e)  apply any sums, by whomsoever paid or however realized, to the Senior Debt.

Subordinated Lender agrees that if Senior Lender agrees to any sale, exchange, release, or transfer of all or any part of any property pledged or mortgaged to secure all or any part of the Senior Debt, such sale, exchange, release, or transfer shall be made free of any liens or security interests securing the Subordinated Debt. Subordinated Lender further agrees to execute any and all documents or instruments requested by Borrower or Senior Lender to evidence the release of any such liens and security interests of Subordinated Lender.

9.  Evidence of Subordination. The Subordinated Lender will:

(a)  cause all Subordinated Debt to be evidenced by a note, debenture or other instrument evidencing the Subordinated Debt;

(b)  cause any such note, debenture, or instrument evidencing the Subordinated Debt to include a conspicuous written statement or legend to the effect that such note, debenture, or other instrument is subordinated to the Senior Debt in favor of Senior Lender in the manner and to the extent set forth in this Agreement;

(c)  any and all security instruments securing the Subordinated Debt to include a conspicuous written statement or legend to the effect that such security instrument is subordinated to the Senior Security Documents in favor of Senior Lender in the manner and to the extent set forth in this Agreement; and

(d)  mark the books of Subordinated Lender to show that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent set forth in this Agreement. The Subordinated Lender and Borrower may not amend, extend, refinance or otherwise modify the Subordinated Note without Senior Lender’s prior written consent and will execute any and all other instruments necessary as required by the Senior Lender to subordinate the Subordinated Debt to the Senior Debt as herein provided.

10.  Other Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the Subordinated Security Instruments or in the Senior Loan Documents, the junior liens and security interests evidenced by the Subordinated Security Documents are hereby approved by Senior Lender as a “Permitted Lien” under the Credit Agreement.

11.  Attorneys’ Fees. If either Subordinated Lender or Senior Lender employs an attorney or attorneys to enforce or defend its rights under this Agreement, such Lender shall be entitled to recover from Borrower its court costs, reasonable attorneys’ fees, and other costs of enforcement.

12.  Acceptance Waiver. Notice of acceptance of this Agreement is hereby waived.

13.  Amendment. Neither the Subordinated Note, Subordinated Credit Agreement nor the Subordinated Security Documents may be amended, extended, renewed, or replaced without the prior written consent of the Senior Lender.

14.  Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Agreement may be transmitted and signed by facsimile and shall have the same effect as manually-signed originals and shall be binding on all parties. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

15.  Binding Effect. This Agreement is binding upon Senior Lender and Subordinated Lender and their respective successors and assigns.

16.  Assignment. Until all the Senior Debt is paid in full and the Credit Agreement irrevocably terminated, Subordinated Lender covenants and agrees that it will not sell, assign, or otherwise transfer its security interests under the Subordinated Security Documents executed in favor of Subordinated Lender nor sell, assign or otherwise transfer or further encumber the Subordinated Debt, any part thereof, or any interest therein unless the assignee agrees to be bound by this Agreement. Senior Lender’s rights under this Agreement may be assigned in whole or in part in connection with any partial or complete assignment or transfer of the Senior Debt.

17.  Choice of Law. THIS AGREEMENT MUST BE CONSTRUED, AND ITS PERFORMANCE ENFORCED, UNDER TEXAS LAW.

[Signatures appear on the following page.]

EXECUTED as of the date set out in the Preamble.

STERLING BANK, a Texas state chartered bank

By:	/s/ Daniel G. Steele
Daniel G. Steele
Senior Vice President

LOTHIAN OIL INC.

By:	/s/ C. Scott Wilson
C. Scott Wilson
Chief Financial Officer

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson
Chief Executive Officer and President

UHC NEW MEXICO CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson
Chief Executive Officer and President

Signature Page to Subordination Agreement

EXHIBIT A

Amended and Restated Credit Agreement dated June 16, 2006, effective as of March 31, 2006

Revolving Note in the amount of $20,000,000 dated June 16, 2006, effective as of March 31, 2006

Security Agreement, Pledge and Financing Statement dated June 16, 2006, effective as of March 31, 2006

Amendment to and Ratification of Security Agreement, Pledge and Financing Statement dated June 16, 2006, effective as of March 31, 2006

Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated June 16, 2006, effective as of March 31, 2006

Ratification of and Amendment to Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated June 16, 2006, effective as of March 31, 2006

Stock Pledge Agreement from United Heritage Corporation dated June 16, 2006, effective as of March 31, 2006

Stock Pledge Agreement from Lothian Oil (USA) Inc. dated June 16, 2006, effective as of March 31, 2006

Amendment and Ratification to Stock Pledge Agreement from Lothian Oil Inc. dated June 16, 2006, effective as of March 31, 2006

Exhibit A

EXHIBIT B

Secured Credit Agreement dated October 7, 2005

Term Note in the face amount of $4,000,000 dated October 7, 2005

Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated October 7, 2005

Exhibit B